    As filed with the Securities and Exchange Commission on November 3, 1999
                                                          Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                        MIAMI COMPUTER SUPPLY CORPORATION
    (Exact name of registrant as specified in its articles of incorporation)

              OHIO                         5110                 31-1001529
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MICHAEL E. PEPPEL
                                    PRESIDENT
                        MIAMI COMPUTER SUPPLY CORPORATION
                          4750 HEMPSTEAD STATION DRIVE
                               DAYTON, OHIO 45429
                                 (937) 291-8282
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                              TIMOTHY B. MATZ, ESQ.
                            JEFFREY A. KOEPPEL, ESQ.
                         FIORELLO J. VICENCIO, JR., ESQ.
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                        734 15TH STREET, N.W., 12TH FLOOR
                             WASHINGTON, D.C. 20005
                                 (202) 347-0300
                        SPECIAL COUNSEL TO THE REGISTRANT

         Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

         If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed           Proposed
                                                                       Maximum             Maximum         Amount of
 Title of Each Class of Securities to be        Amount to be        Offering Price        Aggregate       Registration
               Registered                        Registered           Per Share        Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share          5,000,000 shares        $22.125(1)       $110,625,000(1)    $30,754
Common Stock, no par value per share            483,767 shares        $22.125(1)         10,703,344         2,976
                                              ---------                                 -----------        ------
Total                                         5,483,767 shares                         $121,328,344       $33,730
                                              =========                                 ===========        ======
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 ("Securities Act") and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on October 28, 1999, as reported on the Nasdaq National Market.

                    ----------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    ==================================

EXPLANATORY NOTE:

         This registration statement relates (i) to Miami Computer Supply Corporation's delayed offering of up to 5,000,000 shares of its common stock for issuance in the acquisition of the stock or assets of other companies and
(ii) to the continuous offering of 483,767 shares of Miami Computer Supply Corporation's common stock by certain selling stockholders. Because of the foregoing, the following alternate pages (which have been so marked) have been set forth herein and relate only to the offering by the selling stockholders: the prospectus cover and pages 2, 3, 4, 13 and 14 of the prospectus. Also, additional pages 15-18 have been prepared for the selling stockholder offering (and have been so marked). When the prospectus contained in this registration statement is used by the selling stockholders to sell their stock registered hereby, the alternate pages will replace the page identified at the top of each alternate page and additional pages 15-18 will be inserted.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated November 3, 1999

                                                                    PROSPECTUS


                        MIAMI COMPUTER SUPPLY CORPORATION
                        5,000,000 SHARES OF COMMON STOCK
                            ------------------------

         We are offering up to 5,000,000 shares of our common stock from time to time. The common stock will be offered in connection with future acquisitions of the stock or assets of other companies. Our potential acquisition targets will be computer and office automation supply and audio-visual presentation products companies.

         The price of the common stock offered will be determined by direct negotiations with the owners or controlling persons of the acquisition targets, but will be reasonably related to market prices.

         No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

         The common stock currently trades on the Nasdaq National Market under the symbol "MCSC." As of October 26, 1999, we had 11,707,692 shares of common stock issued and outstanding. On October 28, 1999, the last reported closing sale price of the common stock on the Nasdaq National Market was $21.750 per share.

INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS ________ __, 1999

               ALTERNATE COVER FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated November 3, 1999

                                                                    PROSPECTUS


                        MIAMI COMPUTER SUPPLY CORPORATION
                          483,767 SHARES OF COMMON STOCK
                            ------------------------

         The selling stockholders identified in this prospectus are offering up to 483,767 shares of our common stock from time to time. We will not receive any proceeds from this offering.

         The shares of common stock may be offered by the selling stockholders in one or more transactions on the Nasdaq National Market at prices then prevailing, at negotiated prices or otherwise. The price at which any of the shares of common stock may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction. Information regarding the pricing and terms of any sales is located under the heading "Plan of Distribution." We will pay certain expenses of this offering which are estimated to be approximately $113,230.

         The common stock currently trades on the Nasdaq National Market under the symbol "MCSC." As of October 26, 1999, we had 11,707,692 shares of common stock issued and outstanding. On October 28, 1999, the last reported closing sale price of the common stock on the Nasdaq National Market was $21.750 per share.

INVESTING IN THE COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS _______ __, 1999

                          TABLE OF CONTENTS

                                                                          Page
About This Prospectus........................................................2
Prospectus Summary...........................................................3
Risk Factors.................................................................5
Use of Proceeds.............................................................13
Plan of Distribution........................................................14
Legal Matters...............................................................14
Experts.....................................................................14
Where You Can Find More Information.........................................15

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may offer, from time to time, shares of common stock covered by this prospectus in one or more offerings. Any common stock offered and issued under this prospectus will be done so as full or partial consideration for future acquisitions. The prices at which the shares of the common stock may be sold are described under the heading "Plan of Distribution."

         This prospectus omits certain information contained in the registration statement as permitted by the SEC. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. In each instance, you are referenced to the copy of the contract or other document filed as an exhibit to the registration statement. You may read and copy the information in the registration statement at the locations described under the heading "Where You Can Find More Information."

                            ------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

         We have obtained Federal service mark registration of the names "Miami Computer Supply Corporation-Registered Trademark-," "Miami Computer Supply International-Registered Trademark- ," the slogan "Computer Supplies. Right. Now.-Registered Trademark-," "MCSI-Registered Trademark-" and the associated Company logo. All other trademarks or registered trademarks or service marks appearing in this prospectus or the documents incorporated by reference are trademarks or registered trademarks or service marks of the respective companies that utilize them.

               ALTERNATE PAGE 2 FOR SELLING STOCKHOLDER PROSPECTUS


                          TABLE OF CONTENTS

                                                                          Page
About This Prospectus.......................................................2
Prospectus Summary..........................................................3
Risk Factors................................................................5
Use of Proceeds............................................................13
Selling Stockholders.......................................................14
Plan of Distribution.......................................................15
Legal Matters..............................................................16
Experts....................................................................17
Where You Can Find More Information........................................17

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed on behalf of the selling stockholders with the Securities and Exchange Commission
(SEC) utilizing a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell their shares of common stock offered by this prospectus in one or more offerings. The prices at which the shares of the common stock may be sold are described under the heading "Plan of Distribution."

         This prospectus omits certain information contained in the registration statement as permitted by the SEC. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete. In each instance, you are referenced to the copy of the contract or other document filed as an exhibit to the registration statement. You may read and copy the information in the registration statement at the locations described under the heading "Where You Can Find More Information."

                            ------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

                            ------------------------

         We have obtained Federal service mark registration of the names "Miami Computer Supply Corporation-Registered Trademark-," "Miami Computer Supply International-Registered Trademark-," the slogan "Computer Supplies. Right. Now.-Registered Trademark-," "MCSI-Registered Trademark-" and the associated Company logo. All other trademarks or registered trademarks or service marks appearing in this prospectus or the documents incorporated by reference are trademarks or registered trademarks or service marks of the respective companies that utilize them.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE.

         REFERENCES IN THIS PROSPECTUS TO "WE," "OUR" OR "US" REFER TO MIAMI COMPUTER SUPPLY CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES.

THE COMPANY

         We are a leading distributor of computer and office automation supplies and accessories, audio-visual presentation products and video conferencing equipment throughout the United States and in certain foreign countries. We distribute over 1,800 core products to approximately 50,000 customers comprised primarily of small to medium-size businesses and, to a lesser extent, governmental, educational and institutional customers.

         Our principal executive offices are located at 4750 Hempstead Station Drive, Dayton, Ohio, 45429 and our telephone number is (937) 291-8282.

RECENT DEVELOPMENTS

         In November, 1999, we registered 483,767 shares of common stock for resale by certain of our stockholders. We issued the 483,767 shares in connection with our acquisition of Dreher Business Products Corporation.

               ALTERNATE PAGE 3 FOR SELLING STOCKHOLDER PROSPECTUS

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE.

         REFERENCES IN THIS PROSPECTUS TO "WE," "OUR" OR "US" REFER TO MIAMI COMPUTER SUPPLY CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES, NOT TO ANY SELLING STOCKHOLDER.

THE COMPANY

         We are a leading distributor of computer and office automation supplies and accessories, audio-visual presentation products and video conferencing equipment throughout the United States and in certain foreign countries. We distribute over 1,800 core products to approximately 50,000 customers comprised primarily of small to medium-size businesses and, to a lesser extent, governmental, educational and institutional customers.

         Our principal executive offices are located at 4750 Hempstead Station Drive, Dayton, Ohio, 45429 and our telephone number is (937) 291-8282.

RECENT DEVELOPMENTS

         In November, 1999, we registered 5,000,000 shares of common stock for issuance from time to time as full or partial consideration for future acquisitions of the stock or assets of other companies.

THE OFFERING

Common stock offered .........................  5,000,000 shares

Common stock to be outstanding after the
Offering(1)...................................  16,707,692 shares

Use of Proceeds...............................  The shares of common stock offered by this prospectus may
                                                be issued from time to time as
                                                full or partial consideration
                                                for future acquisitions by us.
                                                In such transactions, the
                                                consideration or proceeds we
                                                receive will be the stock or
                                                assets of the businesses we
                                                acquire.

Nasdaq National Market symbol.................  MCSC

------------------

         (1) Based on 11,707,692 shares of common stock outstanding as of October 26, 1999. Excludes 1,275,000 shares of common stock reserved for future issuance under our stock option plans.

               ALTERNATE PAGE 4 FOR SELLING STOCKHOLDER PROSPECTUS


THE OFFERING

Common Stock offered by Selling Stockholders (1) .......                483,767 shares

Common Stock offered by us..............................                      0 shares

Common Stock to be outstanding after the Offering(2)....             11,707,692 shares

Use of Proceeds.........................................  The shares of common stock are offered by the selling stockholders for their own
                                                          benefit.  We will not receive any proceeds
                                                          from the offering.

Nasdaq National Market symbol...........................  MCSC

-----------------

         (1) We issued these shares to the selling stockholders in connection with our acquisition of Dreher Business Products Corporation. These shares are being registered pursuant to registration rights granted in connection with the acquisition.

         (2) Based on 11,707,692 shares of common stock outstanding as of October 26, 1999. Excludes 1,275,000 shares of common stock reserved for future issuance under our stock option plans.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS, IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE. THE CAUTIONARY STATEMENTS BELOW AND IN THE DOCUMENTS INCORPORATED BY REFERENCE SHOULD BE READ AS ACCOMPANYING FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. THE RISKS DESCRIBED IN THE STATEMENTS BELOW COULD CAUSE OUR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR INDICATED BY THE FORWARD-LOOKING STATEMENTS.

         SOME STATEMENTS IN THIS PROSPECTUS CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD- LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OR INDUSTRY RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INCLUDE THOSE DESCRIBED IN "RISK FACTORS." THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "INTEND" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES AND GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS MAY PROVE TO BE INACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN THESE FORWARD-LOOKING STATEMENTS, YOU SHOULD NOT CONSIDER THIS INFORMATION TO BE A GUARANTEE BY US OR ANY OTHER PERSON THAT OUR OBJECTIVES AND PLANS WILL BE ACHIEVED.

WE MAY ISSUE ADDITIONAL COMMON STOCK WITHOUT STOCKHOLDER APPROVAL TO FINANCE ACQUISITIONS, WHICH WOULD DILUTE CURRENT STOCKHOLDERS AND COULD DEPRESS OUR STOCK PRICE.

         We intend to pursue aggressively the acquisition of computer and office automation supply and audio-visual presentation products companies. If acquisitions are funded by the issuance of additional common stock, the issuance may be without stockholder approval, and will dilute current stockholders and stockholders who purchase shares of common stock offered by this prospectus. Stockholders have no preemptive rights and, therefore, no stockholder has the right to acquire additional common stock to prevent dilution. Moreover, the issuance of additional shares of common stock may have a negative impact on earnings per share and may impact negatively the market price of the common stock.

OUR NEED FOR ADDITIONAL FINANCING TO IMPLEMENT OUR ACQUISITION STRATEGY MAY RESTRICT OUR BUSINESS AND MAKE US HIGHLY LEVERAGED.

         We will require additional funds to implement our acquisition strategy. Borrowings under our $150.0 million credit facility ("Credit Facility") may be utilized to finance acquisitions, however, these borrowings are subject to the satisfaction of terms and conditions contained in the Credit Facility, including financial covenants and certain restrictions on "permitted acquisitions." Under the Credit Facility, certain pro forma indebtedness to earnings ratios must be satisfied in order for an acquisition to be a "permitted acquisition." In addition, our ability to obtain debt financing other than in accordance with the Credit Facility is limited by covenants in the Credit Facility. Accordingly, there can be no assurance that we will have the borrowing capacity or the ability to raise equity capital sufficient to implement our acquisition strategy.

         Further, we may become highly leveraged as a result of borrowing funds to finance acquisitions. High leverage could make us more vulnerable to extended economic downturns and reduce our ability to respond to changing economic and industry conditions. High leverage also could impair our ability to obtain additional financing needed for working capital, capital expenditures, acquisitions or general corporate purposes.

OUR CREDIT FACILITY CONTAINS RESTRICTIONS ON OUR BUSINESS ACTIVITIES WHICH COULD ADVERSELY AFFECT OUR FUTURE RESULTS.

         Our outstanding indebtedness consists primarily of borrowings under the Credit Facility. The Credit Facility contains covenants that may restrict our operations in the future. The Credit Facility provides, among other things, that we will not:

         -        change the nature of our business;

         - acquire the property or assets of any person, other than permitted acquisitions that comply with the financial covenants of the Credit Facility;

         - incur other indebtedness, except for certain capital leases up to $10 million, certain guarantees and certain existing indebtedness;

         -        pay cash dividends; or

         -        violate certain financial covenants.

IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR ACQUISITION STRATEGY, OUR FUTURE GROWTH AND THE MARKET PRICE FOR OUR STOCK MAY BE ADVERSELY AFFECTED.

         We expect competition for acquisitions in major metropolitan markets to increase. No assurance can be given that we will be able to identify attractive acquisition candidates or complete acquisitions at reasonable prices, in a timely manner or at all. A failure to identify and complete acquisitions could have a material adverse effect on our future growth and the market price of our common stock.

OUR FUTURE RESULTS MAY SUFFER IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE OUR ACQUISITIONS.

         Between April 30, 1997 and November 1, 1999, we acquired ten computer and office automation supply companies and eight audio-visual presentation products businesses. We intend to continue to actively pursue additional acquisitions. No assurance can be given that we will be able to successfully integrate acquisitions with our existing systems and operations without substantial costs, delays or other problems. The integration of acquired businesses may also lead to the resignation of key employees of the acquired companies and diversion of management attention from our other ongoing business concerns. Any or all of these factors could have a material adverse effect on our operating results and financial condition.

THERE ARE ADDITIONAL RISKS RELATING TO ACQUISITIONS OUTSIDE OF THE UNITED STATES WHICH COULD DEPRESS OUR FUTURE RESULTS.

         We have in the past, and may in the future, seek to acquire the stock or assets of computer and office automation supply and audio-visual presentation product companies which are located outside the United States. Expansion into international markets may involve additional risks relating to things such as:

         -        currency exchange rates;

         -        new and different legal and regulatory requirements;

         - political and economic risks relating to the stability of foreign governments and their trading relationship with the United States;

         -        difficulties in staffing and managing foreign operations;

         -        differences in financial reporting;

         - differences in the manner in which different cultures do business;

         -        operating difficulties; and

         -        other factors.

Although our operations currently are not subject to material international risks, other than those described in the following paragraph, we intend to expand our international operations and, as a result, the above risks may be present in the future.

         We acquired, in December 1998, the computer supplies business of Axidata Inc. whose business consists primarily of the sale and distribution of computer supplies and accessories in Canada. As a result, our exposure to fluctuations in exchange rates will be increased, and no assurance can be given that our results of operations will not be adversely affected in the future by such fluctuations. We have, at times, entered into forward foreign currency exchange contracts in order to hedge our accounts receivable and accounts payable. In the future, we may, from time to time, consider entering into other forward foreign currency exchange contracts, although no assurances can be given that we will do so, or will be able to do so, or that such arrangements will adequately protect us from fluctuations in foreign currency exchange rates.

OUR FUTURE RESULTS MAY SUFFER IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR RAPID GROWTH.

         We expect to experience continued rapid growth resulting in new and increased responsibilities for management personnel and increased demands on our operating and financial systems and resources. To effectively manage future growth, we must continue to expand our operational, financial and management information systems and to train, motivate and manage our work force. There can be no assurance that our operational, financial and management information systems will be adequate to support our future operations. Failure to expand our operational, financial and management information systems or to train, motivate or manage employees could have a material adverse effect on our operating results and financial condition.

WE ARE DEPENDENT ON CERTAIN KEY SUPPLIERS AND OUR BUSINESS COULD BE HARMED IF WE LOST A KEY SUPPLIER OR A KEY SUPPLIER IMPOSED LESS FAVORABLE TERMS ON ITS RELATIONSHIP WITH US.

         Although we regularly carry products and accessories manufactured by approximately 500 original equipment manufacturers, products supplied by our ten largest suppliers represented 52.4% of our net sales for the year ended December 31, 1998. In addition, products of the following manufacturers accounted for a significant portion of our total net sales for the year ended December 31, 1998:
Hewlett-Packard Company, 13.0%; Sharp Corporation, 8.0%; and Lexmark International, Inc., 7.7%.

         Our business is dependent upon terms provided by our key suppliers, including pricing and related provisions, product availability and dealer authorizations. While we consider our relationships with our key suppliers, including Hewlett-Packard Company, Sharp Corporation and Lexmark International, Inc., to be good, there can be no assurance that these relationships will continue. In addition, a material change by a key supplier relating to distributors, volume discount schedules or marketing programs applicable to us, could have a material adverse effect on our operating results and financial condition.

IF WE LOSE OUR KEY PERSONNEL, OR FAIL TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, THE SUCCESS AND GROWTH OF OUR BUSINESS MAY SUFFER.

         We rely on certain key executives, including our President and other senior management, and have entered into employment agreements that contain non-competition provisions with these key executives. There can be no assurance that we can retain our executive officers and key personnel or attract additional qualified management in the future. In addition, the success of certain of our acquisitions may depend, in part, on our ability to retain management personnel of the acquired companies. The loss of services of one or more of our key executives could disrupt and have a material adverse effect on our operating results and financial condition.

IF OUR MANAGEMENT INFORMATION SYSTEMS ARE DISRUPTED OR DO NOT WORK AS ANTICIPATED, OUR FUTURE RESULTS MAY BE ADVERSELY AFFECTED.

         Our operations depend, to a large extent, on our management information systems. Modifications to our computer systems and applications software will be necessary as we grow and respond to customer needs, technological developments, electronic commerce requirements and other factors. We currently are in the process of upgrading and implementing our internal accounting and inventory control and distribution software programs. The upgrade and implementation is expected to cost approximately $7.9 million. The modifications may:

         -        cause disruptions in our operations;

         -        delay the schedule for integrating newly acquired companies;
                  or

         - cost more to design, implement or operate than currently budgeted.

Any of these disruptions, delays or costs could have a material adverse effect on our operating results and financial condition.

         We do not currently have redundant computer systems or redundant dedicated communication lines linking our computers to our warehouses. We have safeguards against certain events that could interrupt our operations, including:

         - back-up power supplies that allow our computer system to function in the event of a power outage;

         -        redundant storage of data;

         -        off-site storage of back-up data;

         -        physical security systems; and an

         -        early warning detection and fire extinguishing system.

The failure of our computer or communication systems could have a material adverse effect on our operating results and financial condition.

YEAR 2000 PROBLEMS MAY DISRUPT OUR BUSINESS.

         We are aware of the issues associated with the hardware, software and operating systems in existing computer and telecommunication systems as the next millennium approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer and other computer operated systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         We are utilizing internal and external resources to identify and correct, or reprogram, all of our systems for year 2000 compliance. Our AS/400 hardware and operating system are already compliant. We recently have implemented a corporate wide financial and distribution software package from J.
D. Edwards Company, at a cost of approximately $7.9 million, in response to our expansion and acquisition program. We believe this software package is already year 2000 compliant. All subsidiaries with known Year 2000 problems have been converted to the J. D. Edwards Company software package as of the date hereof.

         All other equipment is currently undergoing compliance testing which is expected to be completed by November 30, 1999. Equipment identified as not year 2000 compliant will be replaced. This equipment includes personal computers, networking equipment, telecommunication equipment, phone and alarm systems. Because most of our computer and telecommunications equipment is relatively new, the cost to bring it into compliance is currently estimated to be less than $250,000.

         We regularly carry products and accessories manufactured by over 500 original equipment manufacturers. Approximately 54.2% of our net sales for the year ended December 31, 1998 were provided by our top ten suppliers. We believe that our third party vendors and suppliers are substantially Year 2000 compliant. Should a significant number of our suppliers not be year 2000 compliant, we might not be able to supply our customers with product on a timely basis. Such a disruption could have a material adverse effect on our operation and financial performance.

         No one knows the extent of the potential impact of the year 2000 problem generally and we cannot predict the likelihood that year 2000 problems will cause a significant disruption in the economy as a whole. We will continue to examine the year 2000 issue as it potentially impacts us and will develop a contingency plan if we believe one is necessary.

INTENSE AND INCREASING COMPETITION IN OUR INDUSTRY MAY DECREASE OUR GROSS MARGINS AND HARM OUR BUSINESS.

         The industry in which we operate is highly competitive. We compete with major full-service office products distributors, other national and regional computer supply distributors, office products superstores, direct mail order companies, and, to a lesser extent, non-specialized retailers. Certain of our competitors, such as office products superstores and major full-service office products distributors, are larger and have substantially greater financial and other resources and purchasing power than we do. We believe that the computer supply industry will further consolidate in the future and consequently become more competitive. Increased competition may result in greater price discounting which will continue to have a negative impact on the industry's gross margins.

THE MARKET VALUE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY.

         Stock prices of growth companies such as ours may fluctuate widely, often for reasons that are unrelated to the actual operating performance of the particular company. In addition, the market price of the common stock is subject to significant fluctuation due to:

         -        variations in stock market conditions;

         - changes in financial estimates by securities analysts or by our failure to meet estimates;

         -        variations in quarterly operating results;

         - general conditions affecting all participants in the computer supply industry;

         -        announcements by us or our competition;

         -        regulatory developments; and

         -        economic or other external factors.

WE DO NOT EXPECT TO PAY ANY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid a cash dividend on our common stock since our initial public offering and currently expect to retain our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future. In addition, the Credit Facility prohibits the payment of cash dividends.

WE HAVE THE ABILITY TO ISSUE SHARES OF OUR COMMON STOCK AND PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL.

         Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock, no par value per share, and to determine the terms, including voting rights, of those shares without any further vote or action by our stockholders. The voting and other rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Similarly, our board may issue additional shares of common stock without any further vote or action by stockholders under certain circumstances. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation where common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

OUR EXECUTIVE OFFICERS AND DIRECTORS AND THEIR AFFILIATES OWN A LARGE PERCENTAGE OF OUR COMMON STOCK AND HAVE THE ABILITY TO MAKE DECISIONS THAT COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Our directors and executive officers and officers of our subsidiaries currently beneficially own 1,725,593 shares of common stock representing approximately 14.7% of the outstanding shares of common stock (including vested stock options and options that vest within 60 days of the date of this prospectus, but not including shares owned beneficially by Pittsburgh Investment Group LLC, an investor group that includes four of our directors). Consequently, management is in a position to exert significant influence over material matters relating to our business, including decisions regarding:

         -        the election of our board of directors;

         - the acquisition or disposition of assets (in the ordinary course of our business or otherwise);

         -        future issuances of common stock or other securities; and

         -        the declaration and payment of dividends on the common stock.

Management also may be able to delay, make more difficult or prevent us from engaging in a business combination.

OUR CHARTER AND CODE OF REGULATIONS AS WELL AS OHIO LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER EVEN IF BENEFICIAL TO STOCKHOLDERS.

         Our amended and restated articles of incorporation and amended and restated code of regulations contain certain provisions which, among other things:

         -        permit the establishment of a "staggered" board of directors;

         - limit the personal liability of and provide indemnification for our directors;

         - require that stockholders comply with certain requirements to nominate a director or submit a proposal before a meeting of stockholders;

         -        limit the ability of stockholders to act by written consent;
                  and

         - require a supermajority vote of stockholders if a "related person" (as defined) attempts to engage in a business combination with us.

         The Ohio General Corporation Law, which applies to us, has certain other provisions that also may be deemed to have antitakeover effects, including statutes that deal with:

         -        control share acquisitions;

         -        control bids; and

         -        the disgorgement of trading profits.

All of the foregoing provisions could make it more difficult for a third party to obtain control of Miami Computer Supply Corporation even if doing so would be beneficial to stockholders.

                                 USE OF PROCEEDS

         The shares of common stock offered by this prospectus may be issued from time to time as full or partial consideration for future acquisitions by us. In such transactions, the consideration or proceeds we receive will be the stock or assets of the businesses we acquire.

              ALTERNATE PAGE 13 FOR SELLING STOCKHOLDER PROSPECTUS

OUR CHARTER AND CODE OF REGULATIONS AS WELL AS OHIO LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER EVEN IF BENEFICIAL TO STOCKHOLDERS.

         Our amended and restated articles of incorporation and amended and restated code of regulations contain certain provisions which, among other things:

         -        permit the establishment of a "staggered" board of directors;

         - limit the personal liability of and provide indemnification for our directors;

         - require that stockholders comply with certain requirements to nominate a director or submit a proposal before a meeting of stockholders;

         -        limit the ability of stockholders to act by written consent;
                  and

         - require a supermajority vote of stockholders if a "related person" (as defined) attempts to engage in a business combination with us.

The Ohio General Corporation Law, which applies to us, has certain other provisions that also may be deemed to have antitakeover effects, including statutes that deal with:

         -        control share acquisitions;

         -        control bids; and

         -        the disgorgement of trading profits.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock under this prospectus. All proceeds will be received and retained solely by the selling stockholders.

                              PLAN OF DISTRIBUTION

         We may, where permitted by applicable securities laws, use this prospectus to issue registered shares to the persons who own or control the stock or assets of the businesses we acquire. The price of shares of common stock so issued will be valued at prices reasonably related to market prices either (i) at a date occurring on or between the time that an acquisition is agreed upon and/or (ii) at or about the time of delivery of the shares of common stock. This prospectus covers the issuance of up to 5,000,000 shares of common stock in connection with such possible transactions.

         Shares of common stock issued pursuant to this prospectus will be freely tradable by the recipients, unless restricted by contractual arrangements negotiated in connection with the acquisition transaction (which are expected to include restrictions on resale for approximately twelve months from the date of issuance) or by Rule 144 or Rule 145 under the Securities Act of 1933. In such transactions, the consideration or proceeds we receive for the shares offered by this prospectus would be the stock or assets of the business we acquired.

         In connection with offerings and issuances of shares of common stock pursuant to this prospectus, we do not expect to use any underwriter or broker-dealer to sell the shares on our behalf. Finder's fees, however, may be paid from time to time with respect to specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. As of the date of this prospectus, certain members of Elias, Matz, Tiernan & Herrick L.L.P. owned approximately 232,481 shares of common stock.

                                     EXPERTS

         The consolidated financial statements of Miami Computer Supply Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated in this prospectus by reference to the annual report on Form 10-K of Miami Computer Supply Corporation for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of the computer supplies business of Axidata Inc. as of December 31, 1997 and November 30, 1998 and for the year ended December 31, 1997 and the eleven months ended November 30, 1998, incorporated in this prospectus by reference to Miami Computer Supply Corporation's Form 8-K/A dated February 24, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the common stock pursuant to this prospectus is completed:

-        Annual report on Form 10-K for the fiscal year ended December 31, 1998;

- Quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

- Current reports on Form 8-K filed with the SEC on February 24, 1999 and January 15, 1999;

- Proxy statement for our annual meeting of stockholders held on May 25, 1999, filed with the SEC on April 27, 1999; and

- The description of the common stock contained in our registration statement on Form 8-A, filed with the SEC on October 15, 1996.

         You may obtain a copy of these filings, at no cost, by writing to or calling us at the following address:

                    Ira H. Stanley, Vice President and Chief Financial Officer Miami Computer Supply Corporation
                    4750 Hempstead Station Drive
                    Dayton, Ohio 45429
                    (937) 291-8282

            ALTERNATE PAGE 14 FOR THE SELLING STOCKHOLDER PROSPECTUS

                              SELLING STOCKHOLDERS

         The 483,767 shares of common stock offered by this prospectus represent shares issued to the selling stockholders by us in connection with our acquisition of Dreher Business Products Corporation. We are registering these shares on behalf of the selling stockholders to fulfill "registration rights" given to them in connection with the acquisition. Except as indicated, none of the selling stockholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of common stock. The following table sets forth the aggregate number of shares of common stock beneficially owned and to be offered by each selling stockholder. See "Plan of Distribution."

                                                                                                    Shares Beneficially
                                                  Shares Beneficially                                      Owned
                                                Owned Prior to Offering(1)        Number of          After Offering(1)
                                             ------------------------------        Shares         ----------------------
Name of Selling Stockholder                     Number           Percent        Being Offered     Number         Percent
------------------------------------------------------------------------------------------------------------------------
The Vivien A. Dreher Business
  Trust(2).........................             173,780           1.48%            173,780          +               +
The James S. Haskell Business
  Trust(3).........................             100,981              *             100,981          +               +
The Michael D. Trebilcock
  Business Trust (4)...............              69,251              *              69,251          +               +
Anna Kay Haskell(3)................             139,755           1.19             139,755          +               +
            Total..................             483,767           4.13%            483,767

(*) Less than 1% of the 11,707,692 shares of Common Stock issued and outstanding as of October 26, 1999.

(+) The selling stockholder may sell some, all or none of its shares offered by this prospectus.

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. The number and percentage of shares beneficially owned does not include 1,275,000 shares of common stock reserved for issuance under our employee stock option and non-employee director stock option plans, none of which are beneficially owned by any of the selling stockholders.

(2) Vivien A. Dreher is the trustee and sole beneficiary of The Vivien A. Dreher Business Trust. Mrs. Dreher is the wife of Neil Dreher, our vice president of operations.

(3) James S. Haskell is the trustee and sole beneficiary of The James S. Haskell Business Trust. Mr. Haskell is the executive vice president of Dreher Business Products Corporation, one of our wholly-owned subsidiaries. Mr. Haskell is the husband of Anna Kay Haskell.

(4) Michael D. Trebilcock is the trustee and sole beneficiary of The Michael D. Trebilcock Business Trust. Mr. Trebilcock is the vice president-advanced technical group of Dreher Business Products Corporation, one of our wholly-owned subsidiaries.

            ALTERNATE PAGE 15 FOR THE SELLING STOCKHOLDER PROSPECTUS

                              PLAN OF DISTRIBUTION

         We have been advised by the selling stockholders that they intend to sell all or a portion of the shares offered by this prospectus from time to time on the Nasdaq National Market, or otherwise, and that sales will be made at prices and terms then prevailing or prices related to the then current market price or at negotiated prices. The selling stockholders also may make private sales directly or through a broker or brokers, who may act as agent or as principal. As used in this section, "selling stockholders" includes donees and pledgees selling shares of the common stock offered by this prospectus received from a named selling shareholder after the date of this prospectus. We will not receive any proceeds from any sales of shares by the selling stockholders. The shares of common stock offered by this prospectus may be sold by one or more of the following means of distribution:

         - a block trade in which the broker-dealer so engaged will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

         - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         -        in privately negotiated transactions.

         Upon our notification by the selling stockholders that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act of 1933, disclosing:

         -        the name of each broker-dealer(s);

         -        the number of shares involved;

         -        the price at which the shares were sold;

         - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

          INSERT ADDITIONAL PAGE 16 FOR SELLING STOCKHOLDER PROSPECTUS


         - that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         -        other facts material to the transaction.

         We have:

         - advised the selling stockholders that Regulation M under the Securities Exchange Act of 1934 may apply to their sales and their affiliates' sales in the market;

         - furnished the selling stockholders with a copy of this regulation; and

         - informed them of the need for delivery of copies of this prospectus at or prior to the time of any sale of shares of common stock offered by this prospectus.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

         Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 145 under the Securities Act of 1933 may be sold under such rule rather than pursuant to this Prospectus.

         There is no assurance that the selling stockholders will sell any or all of the shares of common stock offered by this prospectus.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. As of the date of this prospectus, certain members of Elias, Matz, Tiernan & Herrick L.L.P. owned approximately 232,461 shares of common stock.

          INSERT ADDITIONAL PAGE 17 FOR SELLING STOCKHOLDER PROSPECTUS

                                    EXPERTS

         The consolidated financial statements of Miami Computer Supply Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated in this prospectus by reference to the annual report on Form 10-K of Miami Computer Supply Corporation for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of the computer supplies business of Axidata Inc. as of December 31, 1997 and November 30, 1998 and for the year ended December 31, 1997 and the eleven months ended November 30, 1998, incorporated in this prospectus by reference to Miami Computer Supply Corporation's Form 8-K/A dated February 24, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC's website at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC and our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the common stock pursuant to this prospectus is completed:

         -        Annual report on Form 10-K for the fiscal year ended December
                  31, 1998;

         - Quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

         - Current reports on Form 8-K filed with the SEC on February 24, 1999 and January 15, 1999;

         INSERT ADDITIONAL PAGE 18 FOR SELLING STOCKHOLDER PROSPECTUS


         - Proxy statement for our annual meeting of stockholders held on May 25, 1999, filed with the SEC on April 27, 1999; and

         - The description of the common stock contained in our registration statement on Form 8-A, filed with the SEC on October 15, 1996.

         You may obtain a copy of these filings, at no cost, by writing to or calling us at the following address:

                     Ira H. Stanley, Vice President and Chief Financial Officer Miami Computer Supply Corporation
                     4750 Hempstead Station Drive
                     Dayton, Ohio 45429
                     (937) 291-8282

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission filing fee are estimates.


SEC filing fees.............................                     $ 33,730
Nasdaq fees.................................                       17,500
Printing, postage and mailing...............                        5,000
Legal fees and expenses.....................                       27,000
Blue Sky fees and expenses..................                        5,000
Accounting fees and expenses................                       20,000
Miscellaneous fees and  expenses............                        5,000
                                                               ----------

          Total.............................                     $113,230
                                                                  =======

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is an Ohio corporation. Section 1701.59 of the Ohio General Corporation law states:

         "(B) A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by:

         (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

         (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

         (3) A committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         (C) For purposes of division (B) of this section:

         (1) A director shall not be found to have violated his duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:

         (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of section 1701.13 of the Revised Code.

         (b) A termination or potential termination of his service to the corporation as a director;

         (c) His service in any other position or relationship with the corporation.

         (2) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B)(1) to (3) of this section to be unwarranted.

         (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.

         (D) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

         (E) For purposes of this section, a director, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

         (1) The interests of the corporation's employees, suppliers, creditors, and customers;

         (2) The economy of the state and nation;

         (3) Community and societal considerations;

         (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

         (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:

         (1) A director who acts in any capacity other than his capacity as a director;

         (2) A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders or a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders."

         Section 1701.13(E) of the OGCL states:

         "(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of it self, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

         (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

         (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

         (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or
(2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

         (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

         (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

         (c) By the shareholders;

         (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

         Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

         (i) Repay such amount if it is provided by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

         (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

         (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

         (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

         (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),
(6), or (7).

         (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent or another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity."

         The Amended and Restated Articles of Incorporation of the Company also limit the liability of, and provide indemnification to, directors and officers of the Company. Article VIII of Miami Computer Supply Corporation's Articles states:

         "A. LIMITATION OF LIABILITY. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation, or was undertaken with reckless disregard for the best interests of the Corporation. No amendment to or repeal of this Article VIII.A. shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         B. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 1701.13 of the OGCL or any successor provision thereto.

         C. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending an action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with the deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation, and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

         D. OTHER RIGHTS AND REMEDIES. The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Amendment, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual in respect of any of the following: (i) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, a court of competent jurisdiction determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the OGCL or any successor thereto.

         E. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the OGCL.

         F. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal."

         Article X of Miami Computer Supply Corporation's Code of Regulations states:

                 "(a) A director of the Corporation shall not be personally liable for monetary damages for action taken, or any failure to take action, as a director, to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein.

                 (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation to the extent set forth in the Corporation's Amended and Restated Articles of Incorporation, which provisions are incorporated herein with the same affect as if they were set forth herein."

         In addition, the Company has obtained a directors and officers liability insurance policy relating to certain actions or omissions which may be taken, or omitted to be taken, by the directors and officers of the Company, as well as a policy which insures against errors and omissions in the offering documents relating to the offer and sale of the Common Stock to the public.

ITEM 16.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The exhibits and financial statement schedules are filed as a part of this Registration Statement are as follows:

Exhibit No.                           Description of Exhibit
-----------                           ----------------------
4.0               Form of Stock Certificate of Miami Computer Supply
                  Corporation.(1)

5.0               Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re:
                  legality.

23.1              Consent of Elias, Matz, Tiernan & Herrick L.L.P.(2)

23.2              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of PricewaterhouseCoopers LLP.

24.0              Power of Attorney (included in Signature Page of this
                  Registration Statement).

27.0              Financial Data Schedule.(3)

-----------------

(1) Incorporated by reference from Miami Computer Supply Corporation's Registration Statement on Form S-1 as filed with the Commission on November 11, 1996, SEC File No. 333-12689.

(2)      Incorporated by reference to Exhibit No. 5.0.

(3) Incorporated by reference from Miami Computer Supply Corporation's Quarterly Report on Form 10-Q for the six months ended June 30, 1999, filed with the Commission on August 16, 1999.

         All financial statement schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.         UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities

         Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, Ohio on November 3, 1999.

                                     MIAMI COMPUTER SUPPLY
                                     CORPORATION


                                     By:     /s/ Michael E. Peppel
                                             --------------------------------
                                             Michael E. Peppel, President and
                                              Chief Executive Officer


                             POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Michael E. Peppel or Ira H. Stanley to execute in the name of such person and to file any amendment to this Registration Statement that Registrant deems appropriate, and appoints such agent as his attorney-in-fact to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to this Registration Statement.

                    Name                                      Title                                    Date
                    ----                                      -----                                    ----
/s/ Anthony W. Liberati
---------------------------------------------
Anthony W. Liberati                                   Chairman of the Board                     November 3, 1999


/s/ Michael E. Peppel
---------------------------------------------
Michael E. Peppel                                     Director, President and                   November 3, 1999
                                                      Chief Executive Officer
                                                      (principal executive officer)

/s/ Robert G. Hecht
---------------------------------------------
Robert G. Hecht                                       Director and Vice                         November 3, 1999
                                                      Chairman of the Board

/s/ Harry F. Radcliffe
---------------------------------------------
Harry F. Radcliffe                                    Director and Treasurer                    November 3, 1999


/s/ Thomas C. Winstel
---------------------------------------------
Thomas C. Winstel                                     Director, Secretary and                   November 3, 1999
                                                      Vice President

/s/ Ira H. Stanley
---------------------------------------------
Ira H. Stanley                                        Vice President and Chief                  November 3, 1999
                                                      Financial Officer (principal
                                                      financial and accounting
                                                      officer)